Exhibit EX-28.h.24

NATIONWIDE VARIABLE INSURANCE TRUST

FORM OF FUND OF FUNDS PARTICIPATION AGREEMENT

This Fund of Funds Participation Agreement (“Agreement”) is made as of the date set forth below by and among Nationwide Variable Insurance Trust (“NVIT”), on behalf of each of the Fund of Funds named on Schedule A (each, a “Fund of Funds”); Nationwide Fund Advisors, the investment adviser to the Funds of Funds ( the “Adviser” or “NFA”); BlackRock Variable Series Funds, Inc.(the “Acquired Fund”), on behalf of its respective series named on Schedule B (each, a “Portfolio” and collectively, the “Portfolios”); and BlackRock Advisors, LLC, the investment adviser to the Portfolios (“BlackRock”).

WHEREAS, each Fund of Funds is a registered investment company or a series of a registered investment company, as defined in the Investment Company Act of 1940, as amended (the “Act”); and

WHEREAS, the Funds of Funds are not sold directly to the public, but are offered only as underlying investment options through certain variable annuity contracts and/or variable life policies (the “Contracts”) pursuant to a “Mixed and Shared Funding Order” (the “NVIT Mixed and Shared Funding Order”)(Rel. No. 24619, August 23, 2000); and

WHEREAS, the Acquired Fund is a registered investment company, as defined in the Act; and

WHEREAS, the Acquired Fund is operated as a series fund, and each Portfolio is a series of the Acquired Fund; and

WHEREAS, the Acquired Fund and BlackRock have received a “Mixed and Shared Funding Order” (the “BlackRock Mixed and Shared Funding Order”)(Rel. No.             , [date]) from the U.S. Securities and Exchange Commission (the “SEC”), granting relief from certain provisions of the Act and the rules thereunder to the extent necessary to permit Shares of the Portfolios (as defined below) to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies; and

WHEREAS, each Portfolio will make available Class I shares of such Portfolio for investment by each Fund of Funds; and

WHEREAS, Section 12(d)(1)(A) of the Act limits investment by an investment company, as defined in the Act, and affiliates of such company, in any other investment company that is registered under the Act; and

WHEREAS, Section 12(d)(1)(B) of the Act limits the sale of shares by an investment company, as defined in the Act, and affiliates of such company, to any other investment company that is registered under the Act; and

WHEREAS, the SEC has granted an order (Rel. No. 25492, March 21, 2002) to NVIT and NFA exempting each Fund of Funds and certain investment companies selling shares to the Fund of Funds from the limits of Sections 12(d)(1)(A) and (B) (such order and the application therefor together, the “Order”); and

WHEREAS, in reliance on the Order, each Fund of Funds may acquire shares in each Portfolio (“Shares”) in excess of the limits imposed by Section 12(d)(1)(A), and the Acquired Fund may sell Shares of its Portfolios to each Fund of Funds in excess of the limits imposed by Section 12(d)(1)(B); and

WHEREAS, pursuant to condition 8 set forth in the Order, NVIT must enter into a written agreement with the Acquired Fund, on behalf of a Portfolio, prior to a Fund of Funds acquiring Shares in the Portfolio in excess of the limit imposed by Section 12(d)(1)(A)(i) of the Act, and this Agreement is intended to meet the requirements of condition 8;

NOW, THEREFORE, NVIT, on behalf of each Fund of Funds, NFA, the Acquired Fund, on behalf of its Portfolios, and BlackRock, agree as follows:

1. The term “Acquired Fund Affiliate” as used herein shall be deemed to include a Portfolio’s investment adviser(s), subadviser, sponsor, promoter, and principal underwriter and any person controlling, controlled by or under common control with any of those entities.

2. The term “Fund of Funds Affiliate” as used herein shall be deemed to include a Fund of Fund’s investment adviser(s), subadviser, promoter and principal underwriter, and any person controlling, controlled by or under common control with any of those entities.

3. The term “Underwriting Affiliate” as used herein shall be deemed to include any principal underwriter that is an officer, director, member of an advisory board, investment adviser, subadviser, or employee of a Fund of Funds, or a person of which any such officer, director, member of an advisory board, investment adviser, subadviser, or employee is an “affiliated person,” as that term is defined in Section 2(a)(3) of the Act. An offering of securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate shall be deemed to be an “Affiliated Underwriting.”

4. All other capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Order.

5. A Fund of Funds promptly shall deliver to the Acquired Fund a copy of any notice of any application filed with the SEC by the Fund of Funds or any of its affiliates to amend, or if granted, would have the effect of amending, the Order, as well as any order issued by the SEC pursuant to such notice. The Acquired Fund will notify the Funds of Funds if the Acquired Fund applies for or obtains an order from the SEC under Section 12(d)(1)(J) of the Act for an exemption from Sections 12(d)(1)(A) and (B) of the Act.

6. The members of the “Group” will not control (individually or in the aggregate) a Portfolio within the meaning of Section 2(a)(9) of the Act. For purposes of this Agreement, the term “Group” shall be deemed to include NFA, any person controlling, controlled by, or under common control with NFA, and any investment company and any issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the Act that is advised, subadvised or sponsored by NFA, or any person controlling, controlled by, or under common control with NFA. If, as a result of a decrease in the outstanding voting securities of a Portfolio, the Group, in the aggregate, becomes a holder of more than 25% of the outstanding voting securities of the Portfolio, then the Group (except for any member of the Group that is an insurance company separate account) will vote its Shares of the Portfolio in the same proportion as the vote of all other holders of the Portfolio’s Shares. To the extent that the Group includes an insurance company separate account that is registered as an investment company under the Act (“Registered Separate Account”), such Registered Separate Account will seek voting instructions from its Contract holders and will vote its Shares of a Portfolio in accordance with the instructions received and will vote those Shares for which no instructions were received in the same proportion as the Shares for which instructions were received. To the extent that the Group includes an insurance company separate account that is not registered as an investment company under the Act (“Unregistered Separate Account”), such Unregistered Separate Account will either (i) vote its Shares of the Portfolio in the same proportion as the vote of all other holders of the Portfolio’s Shares; or (ii) seek voting instructions from its Contract holders and vote its Shares in accordance with the instructions received and vote those Shares for which no instructions were received in the same proportion as the Shares for which instructions were received.

7. The Adviser (or its affiliate) will waive fees otherwise payable to it by a Fund of Funds in an amount at least equal to the compensation (including fees received pursuant to any plan adopted by an Acquired Fund pursuant to rule 12b-1 under the Act), if any, received from the Acquired Fund (or its investment adviser or distributor) by the Adviser, or an affiliated person of the Adviser, other than any advisory fees paid to the Adviser or its affiliated person by the Acquired Fund, in connection with the investment by the Fund of Funds in the Portfolio.

8. No Fund of Funds or Fund of Funds Affiliate will cause any existing or potential investment by the Fund of Funds in a Portfolio to influence the terms of any services or transactions between the Fund of Funds or Fund of Funds Affiliate and the Portfolio or an Acquired Fund Affiliate.

9. The Board of Trustees of NVIT (the “NVIT Board”), including a majority of the NVIT Board’s trustees who are deemed under the Act to be independent (the “NVIT Independent Trustees”), has adopted procedures reasonably designed to assure that NFA is conducting the investment program of the Funds of Funds without taking into account any consideration received by a Fund of Funds or Fund of Funds Affiliate from a Portfolio or an Acquired Fund Affiliate in connection with any services or transactions.

10. No Fund of Funds or Fund of Funds Affiliate will cause a Portfolio to purchase a security from an Underwriting Affiliate.

11. The Board of Directors of the Acquired Fund (the “Acquired Fund Board”), including a majority of the Acquired Fund Board’s directors who are deemed under the Act to be independent (“Acquired Fund Independent Directors”), will adopt procedures reasonably designed to monitor any purchases of securities by a Portfolio in an Affiliated Underwriting once an investment by a Fund of Funds in the Shares of the Portfolio exceeds the limit of Section

12(d)(1)(A)(i) of the Act, including any purchases made directly from an Underwriting Affiliate. The Acquired Fund Board will review these purchases periodically, but no less frequently than annually, to determine whether the purchases, if any, were influenced by the investment by a Fund of Funds in a Portfolio. The Acquired Fund Board will consider, among other things: (a) whether the purchases were consistent with the investment objectives and policies of the Portfolio; (b) how the performance of securities purchased in an Affiliated Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated Underwritings or to a benchmark, such as a comparable market index; and (c) whether the amount of securities purchased by the Portfolio in Affiliated Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The Acquired Fund Board will take any appropriate actions based on its review, including, if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interests of shareholders.

12. The Acquired Fund will maintain and preserve permanently in an easily accessible place a written copy of the procedures described in the preceding paragraph, and any modifications to such procedures, and will maintain and preserve for a period of not less than six years from the end of the fiscal year in which any purchase from an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in an Affiliated Underwriting once an investment by a Fund of Funds in the Shares of a Portfolio exceeds the limit of Section 12(d)(1)(A)(i) of the Act, setting forth the: (a) party from whom the securities were acquired, (b) identity of the underwriting syndicate’s members, (c) terms of the purchase, and (d) information or materials upon which the determinations of the Acquired Fund Board were made.

13. Once an investment by a Fund of Funds in the Shares of a Portfolio exceeds the limit of Section 12(d)(1)(A)(i) of the Act, the Acquired Fund Board, including a majority of the Acquired Fund Independent Directors, will determine that any consideration paid by the Portfolio to a Fund of Funds or a Fund of Funds Affiliate in connection with any services or transactions: (a) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Portfolio; (b) is within the range of consideration that the Portfolio would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (c) does not involve overreaching on the part of any person concerned.

14. At the time of a Fund of Funds’ investment in Shares of a Portfolio in excess of the limit in Section 12(d)(1)(A)(i), the Fund of Funds will notify the Acquired Fund of the investment. At such time, the Fund of Funds will transmit to the Acquired Fund a list of the names of each Fund of Funds Affiliate and Underwriting Affiliate (the “List”). The Adviser acknowledges that the identities of the Fund of Funds Affiliates and Underwriting Affiliates constitute information not otherwise available to the Acquired Fund, and are necessary for the Acquired Fund to comply with the Order. The Adviser will notify the Acquired Fund and BlackRock of any changes to the List as soon as reasonably practicable after a change occurs.

15. No Portfolio will acquire securities of any other investment company or company relying on Section 3(c) (1) or 3(c)(7) of the Act in excess of the limits contained in Section 12(d)(1)(A) of the Act, except to the extent that such Portfolio: (a) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the Act); or (b) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the SEC permitting such Portfolio to: (i) acquire securities of one or more investment companies for short-term cash management purposes, or (ii) engage in interfund borrowing and lending transactions.

16. No Fund of Funds will acquire Shares of a Portfolio in excess of the limit in Section 12(d)(1)(A) of the Act unless and until NVIT, on behalf of the Fund of Funds, and the Acquired Fund, on behalf of the Portfolio, have executed this Agreement and complied with the terms and conditions hereof. Notwithstanding any other provision in this Agreement or term or condition of the Order, no Portfolio shall be obligated to sell any Shares to any Fund of Funds.

17. With respect to Registered Separate Accounts that invest in a Fund of Funds, no sales load will be charged at the Fund of Funds level or at the Portfolio level. Other sales charges and service fees, as defined in FINRA Conduct Rule 2830, if any, will be charged at the Fund of Funds level or at the Portfolio level, not both. With respect to other investments in a Fund of Funds, any sales charges and/or service fees charged with respect to shares of a Fund of Funds will not exceed the limits applicable to a fund of funds set forth in FINRA Conduct Rule 2830.

18. NVIT, on behalf of each Fund of Funds, represents, warrants and agrees as follows: (i) its Board of Trustees and the Adviser understand the terms and conditions of the Order and agree to fulfill their responsibilities under the Order; and (ii) it will monitor the limits of Section 12(d)(1)(A) as they pertain to its acquisition of Shares; and (iii) its investments in a Portfolio will be accomplished in compliance with the Fund of Fund’s investment restrictions and consistent with the investment policies set forth in the Fund of Fund’s registration statement under the Securities Act of 1933, as amended ( “1933 Act”), and the Act; (iv) its Board of Trustees, including a majority of the NVIT Independent Trustees, will determine that the advisory fees charged under any advisory agreement between the Fund of Funds and the Adviser are based on services provided that are in addition to, rather than duplicative of, the services provided under the investment advisory agreement of the Acquired Fund, on behalf of the Portfolio, and will record fully the basis upon which such finding was made in the minute books of the appropriate Fund of Funds; and (vi) it will maintain and preserve a copy of the Order, the Agreement, and the List with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

19. NFA represents and warrants to the Acquired Fund and BlackRock that it has read the Order and agrees to the terms and conditions thereof. NFA further agrees that it will use its best efforts to (a) cause each Fund of Funds to abide by the terms and conditions of the Order and this Agreement, and (b) fulfill its responsibilities under the Order.

20. NFA represents and warrants to the Acquired Fund and BlackRock that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or is exempt from such registration.

21. BlackRock represents and warrants to NVIT and NFA that it has read the Order and agrees to the terms and conditions thereof. BlackRock further agrees that it will use its best efforts to (a) cause the Acquired Fund to abide by the terms and conditions of the Order and this Agreement, and (b) fulfill its responsibilities under the Order.

22. BlackRock represents and warrants to NVIT and NFA that it is registered as an investment adviser under the Advisers Act or is exempt from such registration.

23. The Acquired Fund, on behalf of its Portfolios, represents, warrants and agrees as follows: (i) the Acquired Fund Board of Directors understands the terms and conditions of the Order and agrees to fulfill its responsibilities under the Order; and (ii) it will maintain and preserve a copy of the Order, the Agreement, and the List with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

24. Any of the provisions of this Agreement notwithstanding, NVIT, on behalf of each Fund of Funds, represents and warrants to the Acquired Fund that each Fund of Funds operates, and will continue to operate, in compliance with the Order, the Act, and the SEC’s rules and regulations thereunder. NVIT agrees that the Acquired Fund, on behalf of each Portfolio, is entitled to rely on the representations contained in this Agreement and that the Acquired Fund has no independent duty to monitor NVIT’s compliance with this Agreement, the Order, the Act, or the SEC’s rules and regulations thereunder.

25. The Acquired Fund, on behalf of its Portfolios, agrees that each shall preserve a copy of this Agreement, together with copies of the Order and the List, for a period of not less than six years from the end of the fiscal year in which the most recent investment by a Fund of Funds in a Portfolio in reliance on the Order occurred. For the first two years of such six-year period, the foregoing documents shall be maintained by the Acquired Fund in an easily accessible place.

26. NVIT, on behalf of the Funds of Funds, represents that (a) to the best of its knowledge and except as otherwise permitted by Section 1.817-5(f)(3) of the Treasury Regulations, all the beneficial interests in each Fund of Funds are held by one or more segregated asset accounts of one or more “life insurance companies” within the meaning of Section 816(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that public access to the Fund of Funds is available exclusively through the purchase of the Contracts, which are treated as variable life insurance or variable annuity contracts under the Code; and (b) each Fund of Funds has or shall elect and qualify to be taxed as a “regulated investment company” under Subchapter M of the Code, and that it will take all reasonable steps to maintain such qualification. NVIT shall notify BlackRock and the Acquired Fund promptly upon having a reasonable basis for believing that a Fund of Funds is out of compliance with Subchapter M or not all beneficial interests in the Fund of Funds are held by one or more segregated accounts of one or more such life insurance companies and other investors permitted by Section 1.817-5(f)(3) of the Treasury Regulations. In addition, NVIT, on behalf of the Funds of Funds, will not rely on the “look through” provisions of Section 817(h)(4) of the Code and Section 1.817-5(f) of the Treasury Regulations with respect to any investment by a Fund of Funds in a Portfolio the shares of which are offered to the general public pursuant to its prospectus and registration statement.

27. The Acquired Fund, on behalf of the Portfolios, represents that each Portfolio has or shall elect and qualify to be taxed as a “regulated investment company” under Subchapter M of the Code, and that it will take all reasonable steps to maintain such qualification. The Acquired Fund further represents, on behalf of the Portfolios, that to the best of its knowledge and except as otherwise permitted by Section 1.817-5(f)(3) of the Treasury Regulations, all the beneficial interests in each Portfolio are held by one or more segregated asset accounts of one or more “life insurance companies” within the meaning of Section 816(a) of the Code and that public access to the Portfolios is available exclusively through the purchase of the Contracts, which are treated as variable life insurance or variable annuity contracts under the Code. BlackRock shall notify NVIT and NFA promptly upon having a reasonable basis for believing that (a) a Portfolio is out of compliance with Subchapter M or (b) not all beneficial interests in the Portfolios are held by one or more segregated accounts of one or more such life insurance companies and other investors permitted by Section 1.817-5(f)(3) of the Treasury Regulations.

28. To the extent required by applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC to the Acquired Fund, including the BlackRock Mixed and Shared Funding Order, the Acquired Fund Board will monitor the Portfolios that are subject to the BlackRock Mixed and Shared Funding Order for the existence of any material irreconcilable conflict between the interests of the Portfolios and those of the Fund of Funds and Contract holders of all Registered Separate Accounts and Unregistered Separate Accounts investing in the Portfolios. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance (including federal, state, or other jurisdiction), tax, or securities laws or regulations, a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract holders; or (f) a decision by an insurance company to disregard the voting instructions of Contract holders. The Acquired Fund Board shall promptly inform NVIT if the Acquired Fund Board determines that a material irreconcilable conflict exists and the implications thereof.

29. The Adviser will report any potential or existing conflicts in the Acquired Fund of which the Adviser is aware to the Acquired Fund Board and, on an annual basis or as requested by the Acquired Fund from time to time, shall provide the Acquired Fund with written notification, on the Acquired Fund’s form, that the Adviser is not aware of any conflict, if such is the case. The Adviser will assist the Acquired Fund Board in carrying out its responsibilities under any applicable provisions of the federal securities laws and/or the BlackRock Mixed and Shared Fund Order, by providing the Acquired Fund Board with all information reasonably necessary for the Directors to consider any issues raised.

30. If it is determined by a majority of the Directors of the Acquired Fund Board, or a majority of the Acquired Fund Independent Directors, that a material irreconcilable conflict exists, the Adviser shall at the request of the Acquired Fund Board, redeem the Shares of the Portfolios held by the Fund of Funds.

31. (a) The Acquired Fund reserves the right to temporarily suspend sales if the Acquired Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Further, the Acquired Fund Board may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the applicable board of directors, acting in good faith and in light of its fiduciary duties under federal and any applicable state law, necessary in the best interests of the shareholders of such Portfolio, and as consistent with its anti market-timing and late-trading policies and procedures.

(b) NVIT has policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include (but is not limited to) monitoring Contract holder trading activity. The Adviser and NVIT reserve the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or a Registered Separate Account, Unregistered Separate Account, or any subaccount thereof.

32. (a) NVIT and the Adviser, as applicable, shall each indemnify and hold harmless the Acquired Fund and BlackRock, and each of its affiliates, directors, trustees, officers, employees and agents and each person who controls them within the meaning of the 1933 Act, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (“Losses”), they may incur, insofar as such Losses arise out of or are based upon (i) NVIT’s or the Adviser’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) NVIT’s or the Adviser’s violation of any applicable law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by NVIT or the Adviser of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement. NVIT or the Adviser, as applicable, shall also reimburse BlackRock, the Acquired Fund and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which NVIT or the Adviser may otherwise have to the Acquired Fund, BlackRock or their respective affiliates.

(b) The Acquired Fund and BlackRock, as applicable, shall each indemnify and hold harmless NVIT, the Adviser and each of its affiliates, directors, trustees, officers, employees and agents and each person who controls them within the meaning of the 1933 Act, from and against any and all Losses they may incur, insofar as such Losses arise out of or are based upon (i) the Acquired Fund’s or BlackRock’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) the Acquired Fund’s or BlackRock’s violation of applicable law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by the Acquired Fund or BlackRock of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by the Acquired Fund or BlackRock. The Acquired Fund or BlackRock, as applicable, shall also reimburse NVIT, the Adviser and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which the Acquired Fund or BlackRock may otherwise have to NVIT, the Adviser or their respective affiliates.

(c) Promptly after receipt by a party entitled to indemnification under this paragraph 32 (an “Indemnified Party”) of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 32, notify the indemnifying party of the commencement thereof, unless failure to give such notice does not prejudice the indemnifying party. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) The provisions of this paragraph 32 shall survive the termination of this Agreement.

33. It is understood that the name “BlackRock Variable Series Funds, Inc.,” “BlackRock Advisors, LLC,” “BlackRock,” or any derivative thereof or logos associated with those names are the valuable property of the Acquired Fund and/or BlackRock and their respective affiliates. BlackRock and the Acquired Fund hereby consent to NVIT’s use of the name of the Acquired Fund’s Portfolios in the Funds of Funds’ names, and to the use of the names of the Portfolios, the Acquired Fund and their affiliates in disclosure documents and, to the extent required, necessary, or advisable, in shareholder communications. No party hereto, or any of their affiliates, shall use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, derivatives or simulation thereof, of any other party hereto, or any of their affiliates, for any purpose, including in its marketing materials, unless it first receives prior written approval of the relevant party(ies). Upon termination of this Agreement or withdrawal of any such approval, the parties shall immediately forthwith cease to use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, or simulation thereof, of any other party except to the extent that continued use is required by applicable laws, rules, and regulations.

34. (a) NVIT, the Adviser and their affiliates shall make no representations concerning the Portfolios’ shares except those contained in the-then current registration statement, prospectus, or statement of additional information of the Acquired Fund, in such printed information subsequently issued on behalf of the Acquired Fund, or in materials approved by BlackRock or its affiliates.

(b) The Acquired Fund, BlackRock and their affiliates shall make no representations concerning NVIT’s shares or the Contracts except those contained in the-then current registration statement, prospectus or statement of additional information of NVIT or Contract, in such printed information subsequently issued on behalf of NVIT, the Adviser or the issuer of a Contract as supplemental to NVIT’s or Contract’s prospectus, or in materials approved by NVIT, the Adviser, the issuer of a Contract, or their respective affiliates.

35. The Adviser promptly shall provide the Acquired Fund with copies of any complaints received from owners of Contracts respecting the Acquired Fund or the advisory services provided by BlackRock to the Acquired Fund.

36. The Acquired Fund will provide to NVIT at least one complete copy of all registration statements, prospectuses, proxy statements, solicitations for voting instructions, and all amendments to any of the above, that relate to the Portfolios or the Shares in final form as filed with the SEC.

37. NVIT will provide to the Acquired Fund at least one complete copy of all Fund of Funds materials describing the Acquired Funds. In the event any such documents are required to be filed with any regulatory body, NVIT shall provide such materials in final form as filed with such regulatory authority.

38. The parties to this Agreement each agree to cooperate in a reasonable manner with each other (i) in the event that any of them should become involved in a legal, administrative, judicial, or regulatory action, claim, or suit as a result of performing its obligations under this Agreement, and (ii) for general tax reporting purposes, including, but not limited to, the provision of information that would permit the Acquired Fund on behalf of the Portfolios to determine the availability of an exemption from the excise tax imposed under Section 4982 of the Code pursuant to the provisions of subsection (f) of such section.

39. Aggregate orders for purchases and redemption of shares of the Portfolios shall be governed by the terms and conditions set forth in a separate agreement(s) between the parties hereto or their authorized agents.

40. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights under this Agreement without the prior written consent of the other party. Any purported assignment of rights in violation of this Section is void.

41. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. In proving this Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

42. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles, and the applicable provisions of the Act or other federal laws and regulations which may be applicable. To the extent that the applicable laws of the State of Delaware or any of the provisions herein conflict with the applicable provisions of the Act or other federal laws and regulations which may be applicable, the latter shall control.

43. This Agreement will continue until terminated in writing by a party: (i) upon sixty (60) days written notice to the other parties; or (ii) in the event of a material breach of this Agreement, upon written notice to the breaching party, which may be given in the sole discretion of the non-breaching party(ies).

44. Each party giving or making any notice, including any information that a party is required to deliver to the other parties by the Order or this Agreement, shall give the notice in writing and shall use one of the following methods of delivery, each of which for purposes of this Agreement is a writing: (a) personal delivery; (b) registered or certified mail, in each case, return receipt requested and postage prepaid; (c) nationally recognized overnight courier, with all fees prepaid; or (d) or other means of electronic communication agreed upon by the parties hereto to the other party. Such notice shall be delivered to the address set forth below (which may be changed from time to time upon written notice to the other party).

If to NVIT or a Fund of Funds:

Nationwide Variable Insurance Trust

1000 Continental Drive, Suite 400

King of Prussia, PA 19406

Attention: General Counsel

If to NFA:

Nationwide Fund Advisors

1000 Continental Drive, Suite 400

King of Prussia, PA 19406

Attention: General Counsel

If to Acquired Fund:

BlackRock Variable Series Funds, Inc.

[

                                             ]

Attention:

If to BlackRock:

BlackRock Advisors, LLC

[

                                             ]

Attention:

With the exception of the contact information listed in this section, which may be changed from time to time upon written notice to the other parties, the parties may amend this Agreement only by a written agreement signed by the parties.

45. In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them, such dispute shall be settled by arbitration in such forum as shall be mutually agreeable to all parties to such dispute; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the non-prevailing party.

46. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for both parties remain valid, legal and enforceable.

Remainder of Page Intentionally Left Blank.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the             day of             , 2015.

Nationwide Variable Insurance Trust, on behalf of each of the Fund of Funds listed on Schedule A

By:
Name:
Title:

Nationwide Fund Advisors

By:
Name:
Title:

Acknowledged:

BlackRock Variable Series Funds, Inc. on behalf of each of its Portfolios listed on Schedule B

By:
Name:
Title:

BlackRock Advisors, LLC

By:
Name:
Title:

SCHEDULE A

NVIT FUNDS OF FUNDS

BlackRock NVIT Managed Global Allocation Fund

SCHEDULE B

LIST OF ACQUIRED FUNDS AND PORTFOLIOS

BlackRock Variable Series Funds, Inc.

BlackRock Global Allocation V.I. Fund